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                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                                     OF
                            eVENTURES GROUP, INC.

                   (Pursuant to Section 242 of the General
                  Corporation Law of the State of Delaware)

===============================================================================

         eVENTURES GROUP, INC. (the "Corporation"), a corporation existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"),

         DOES HEREBY CERTIFY:

         FIRST:   The name of the Corporation is eVENTURES GROUP, INC.

         SECOND: The Board of Directors of the Corporation (the "Board"), acting by unanimous written consent dated September 17, 1999, in accordance with the applicable provisions of the DGCL and the Corporation's bylaws, did duly adopt resolutions (a) approving the amendment to the Corporation's Certificate of Incorporation described herein (the "Amendment"), (b) directing that the Amendment be submitted to the stockholders of the Corporation for their consideration and approval, and (c) directing that, upon approval and adoption of such amendment by the stockholders of the Corporation, this amendment be executed and filed with the Secretary of State of Delaware and elsewhere as may be required by law.

         THIRD: The stockholders of the Corporation (the "Stockholders") acting by a written consent of the holders of a majority of the outstanding shares of the corporation adopted resolutions adopting the Amendment.

         FOURTH: The resolutions adopted by the stockholders are as follows:

         "BE IT RESOLVED, that Article IV of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

                                  ARTICLE IV

         The aggregate number of shares which the Corporation shall have the authority to issue is 80,000,000 shares, consisting of (i) 75,000,000 shares of Common Stock, par value $0.00002 per share (the "Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, par value $0.00002 per share (the "Preferred Stock").

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         The aggregate stated capital of the common stock issued and outstanding upon the taking effect of this ARTICLE FOUR shall be the same as the aggregate stated capital of the common stock issued and outstanding immediately prior to the taking effect of this ARTICLE FOUR.

         The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

                                  COMMON STOCK

         A. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         B. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) when, if and as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                                PREFERRED STOCK

         C. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate.

         The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                  (a) The designation of such series;

                  (b) The number of shares initially constituting such series;


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                  (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof, and the other terms and conditions, if any, applicable to dividends on shares of such series;

                  (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

                  (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series.

                  (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share;

                  (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

                  (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

                  (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible


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         into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

                  (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

                  (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law.

         D. Except as otherwise required by law, in the Corporation's Certificate of Incorporation, or in any resolution of the Board of Directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

         FURTHER RESOLVED, that the filing of a Certificate of Amendment of the Certificate of Incorporation of the Corporation with the Secretary of State of Delaware, and elsewhere as required by law, to effect the foregoing amendment of the Certificate of Incorporation be, and it hereby is, approved, ratified and confirmed in all respects."

         FOURTH: This Certificate of Amendment to the Certificate of Incorporation has been duly adopted and is being filed in accordance with the provisions of Section 242 of the DGCL.

         IN WITNESS WHEREOF, the Chief Executive Officer of the Corporation has hereunto set his hand this 17th day of September, 1999.

                                     eVENTURES GROUP, INC.



                                     /s/ DANIEL WETTREICH
                                     -----------------------------------------
                                     By:      Daniel Wettreich
                                     Its:     Chief Executive Officer


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